Exhibit 10.1
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EXPLORATION AND EXPLOITATION AGREEMENT EXECUTED ON THE ONE PART BY JOSE PEREZ
REYNOSO (HEREINAFTER CALLED "THE CONCESSIONAIRE") AND, ON THE OTHER PART BY DON DAVID GOLD, S. A. DE C. V. (HEREINAFTER CALLED "THE COMPANY"), REPRESENTED BY MR. VICTOR GARCIA JIMENEZ, IN ACCORDANCE WITH FOLLOWING STATEMENTS AND CLAUSES


                                   STATEMENTS


I.   THE CONCESSIONAIRE states:

a) To be Mexican citizen, of legal age, single and to be legally qualified to be owner of mining concessions and to execute this agreement;

b) That he is the legal owner of the rights derived from the following mining concessions existing over the following lots ("THE LOTS"):


     NAME OF THE LOT      TITLE NO.        HS.      TYPE OF CONCESSION
     ---------------      ---------        ---      ------------------
     LA TEHIJANA          210029           925      Exploration
     EL AGUILA            206772           899.6    Exploration
     EL AIRE              158272           72       Exploitation

     THE LOTS are located in the Municipality of San Pedro Totolapam, State of Oaxaca, within the circumscription of the Mining Agency of Oaxaca, Oaxaca.

d) That as owner of the rights derived from the mining concessions existing over THE LOTS, up to date, he have fulfilled with all the obligations imposed upon him by the Mining Law, its Regulations and all other applicable legal dispositions, specially as to the filing of assessment works reports and the payment of taxes on mining concessions;

e) That the rights derived from the mining concessions existing over THE LOTS are free and clear from any lien, encumberance or limitation of dominion; and

f) That he is willing to enter into this agreement to grant THE COMPANY the right to explore and, in its case, exploit THE LOTS, in accordance with the terms and conditions stipulated in this agreement


II.  THE COMPANY states:

a) To be a mining corporation legally incorporated according to the laws of the Mexican Republic, legally qualified to execute agreements and to be owner of mining concessions;

b) That its attorney Mr. Victor Garcia-Jimenez is dully empowered to represent it and to execute this agreement; and

c) That it is willing to be granted with the right to explore and, in its case, exploit THE LOTS, on the terms and conditions stipulated in this agreement.

In accordance with the former statements, the parties grant the following

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                                     CLAUSES

FIRST. Right to explore and exploit THE LOTS. THE CONCESSIONAIRE hereby grant THE COMPANY the exclusive right to explore an exploit THE LOTS during the all the term there will exist a mining concession over the claims, being entitled THE COMPANY to execute during said term all exploration and exploitation works it may deem necessary, convenient or advisable and will be permitted according to the existing mining concessions.

THE COMPANY may assign or sublease its interest in this Agreement or enter into joint operating agreements with any other person or entity without the need of the consent of THE CONCESSIONAIRE, provided, such an assignment, sublease or joint operating agreement shall provide such parties to be bound by all the terms and conditions of this Agreement.

SECOND. Right to terminate this agreement in advance. The term of this agreement wilt be compulsory for THE CONCESSIONAIRE and optional for THE COMPANY, who consequently will be able to terminate it at any moment by means of a simple written notice to be sent to THE CONCESSIONAIRE to inform them the date of termination.

Nevertheless, THE CONCESSIONAIRE will have also the right to terminate this agreement at any moment, in accordance with provisions of Clauses Nineth and Tenth, in case THE COMPANY does not fulfil with the obligations it undertakes in this agreement.

Upon such termination by THE COMPANY, any remaining obligation to pay Advance Minimum Royalty or Production Royalty due after the date of termination shall also terminate.

THIRD. Advance Minimum Royalty Payments. As retribution for the granting of this Exploration and Exploitation Agreement and, in its case, as advance minimum royalty ("Advance Minimum Royalty") on the dates hereinbelow mentioned, for so long as this Agreement remains in effect and there will not be production or it will not be sufficient to pay royalties, THE COMPANY will pay THE CONCESSIONAIRE the following amounts in dollars of the United States of America or its equivalent in national currency, plus the 15 % Aggregate Value Tax (TVA)

a)   At the execution of this agreement by THE CONCESSIONAIRE     US$      5,000

b)   Three months after the execution of the agreement            US$      5,000

c)   Twelve months after the execution of the agreement           US$     25,000

d)   Twenty four months after the execution of the agreement      US$     50,000

e)   Thirty six months after the execution of the agreement       US$     75,000

f)   Forty eight months after the execution of the agreement      US   $ 100,000
                                                                  --------------
                                                          Total:  US   $ 260,000

Once the above-mentioned amounts have been paid THE COMPANY'S obligation to make the Advance Minimum Royalty payments will terminate. All of said Advance Minimum Royalty payments shall be deemed a prepayment of Production Royalty payable under the following Clause Fourth, and from and after the Production Date, THE COMPANY may recover all sums paid to THE CONCESSIONAIRE, as Advance Minimum Royalty, by crediting and applying said Advance Minimum Royalty against and in


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reduction of the Production Royalty payments accruing and becoming due at any time hereafter, until by such application all Advance Minimum Royalty previously paid by THE COMPANY has been exhausted. If within the term of forty-eight months to which this Clause refers production starts and it is not be sufficient to pay the "Production Royalty", THE COMPANY shall pay to THE CONCESSIONAIRE the Advance Minimum Royalty to which this clause refers.

FOURTH. Royalties. THE COMPANY shall pay THE CONCESSIONAIRE a net smelter return royalty (hereinafter "Production Royalty") on net smelter returns or invoices for first hand sales of minerals paid to THE COMPANY from minerals, ore or other valuable products obtained and sold from THE LOTS. Production Royalty shall be calculated as follow:

a) in case of use of smelting services by THE COMPANY: A Production Royalty of five percent (5%) of the net smelter returns from all substances obtained and sold from THE LOTS.

b) In the case of sale of dore bullion or other sales of substances obtained and sold from THE LOTS by THE COMPANY: A Production Royalty of five percent 5 o/o of the actual sales price of all minerals, ore or valuable products as shown on the purchaser's settlement sheet, after first deducting all treatment charges, penalties and all other costs and deductions from the net sales price of the product shown on the smelter settlement sheet or other bona fide document for each separate sale thereof and after deducting the actual cost of transportation of the above mentioned substances to the smelter or other bona fide document for each separate sale of the above mentioned substances.

The Production Royalty to be paid to THE CONCESSIONAIRE hereunder shall be paid after first deducting and exhausting all Advance Minimum Royalty payments provided under Clause THIRD above.

THE COMPANY, shall make the payment of Production Royalty to THE CONCESSIONAIRE by wire transfer to a hank account against receipt of the corresponding invoice or invoices (IVA added and mentioned separately), on a monthly basis within thirty (30) days after the end of each month during which THE COMPANY receives final payments for the sale of minerals, ore or other valuable products.

FIFTH. Commingling. THE COMPANY shall have the right to commingle minerals, ore or other valuable products obtained from THE LOTS with ores, concentrates or other products produced from other properties provided that prior to such commingling, THE COMPANY shall adopt and employ reasonable practices and procedures for weighing, determination of moisture content, sampling and assaying, as well as utilizing reasonable accurate recovery factors in order to determine the amounts of products derived from, or attributed to minerals, ores or other valuable products obtained from THE LOTS. THE COMPANY shall maintain accounts and records of the results of such sampling, weighing and analysis as pertaining to ore mined, concentrates or other products obtained from THE LOTS, and shall notify THE CONCESSIONAIRE at any time that such commingling is taking place, and shall provide to TH CONCESSIONAIRE on request complete copies of all the records maintained as required hereby, and an accounting of the results thereof.

SIXTH. Fees, Duties, Taxes and Expenses. All fees, duties, taxes and expenses incurred on the granting and execution of this agreement will be paid by THE COMPANY, except for those taxes imposed on the income obtained by TIIE CONCESSIONAIRE, which will be paid by him. Consequently, THE CONCESSIONAIRE will


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have to issue invoices to THE COMPANY, including the IVA but mentioned separately from the amount of the Production Royalty to be received by him.

SEVENTH. Labor responsibility. Since it will not exist any labor relation between the workers and contractors of each party and the other party, each party expressly agree that with respect to its workers and contractors, it or its contractors, as to their workers, will assume all labor responsibility and therefore, it compromise with the other party to maintain it free and clear from any reclamation, claim, accusation or complaint which may be filed against the first party by its workers or employees, or those of its contractors, or by the labor or administrative authorities.

EIGHTH. Additional obligations of THE CONCESSIONAIRE. In addition to the obligations assumed by THE CONCESSIONAIRE at the preceding clauses, during all the term this agreement will be in force, he will have also the following:

a) Maintain valid and in force the rights derived from the mining concessions existing over THE LOTS and, likewise, to maintain them free and clear from any lien, encumberance or limitation of dominion. Committing herself, specially, to make that the Direction of Mines recognize his title to the mining concessions existing over THE LOTS and to register it at the Public Registry of Mining;

b) Not to transfer the rights derived from the mining concessions existing over THE LOTS, without the previous authorization of THE COMPANY and in case he will be willing to transfer the rights to grant preferential right to THE COMPANY to acquire them in the same terms and conditions that any third Party;

c) Maintain THE COMPANY free and clear from any claim or responsibility that may be addressed against it due to acts directly imputable to THE CONCESSIONAIRE or which will be of their exclusive responsibility. Committing herself to indemnify and pay THE. COMPANY for all losses and damages it may suffer in case it will be deprived of the right to explore and exploit THE LOTS granted in this Agreement; and

d) In case this Agreement will be terminated, to grant THE COMPANY a term of ninety (90) days to take away all its equipment and machinery from THE LOTS.

NINETH. Additional obligations of THE COMPANY. In addition to the obligations assumed by THE COMPANY at the preceding clauses, during all the term this agreement will be in force, it also will have the following:

a) To carry out the exploration and exploitation at THE LOTS in the best possible manner, according to the most appropriate and rational mining practices and in accordance with all legal dispositions, executing enough exploration works in order to fulfil with the provisions of the Mining Law and its Regulations and not to stop the exploration and exploitation works without a justified cause;

b) To undertake and fulfil with the obligations to prepare and file the exploration assessment works and to pay the duties on mining concessions;

c) To permit THE CONCESSIONAIRE or his representatives to inspect the works that will be carried out in THE LOTS, on the dates and hours mutually agreed not to interfere with the activities that would be being carried out and for safety reasons. Likewise, it will permit THE CONCESSIONAIRE or his


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     representatives, the access to all information related to said works, specially, when existing, to metallurgical balances on the production obtained in THE LOTS;

d) To undertake and fulfil with the obligations of Police and Security of the mine works and those of environmental control; and

e) To maintain THE LOTS in good shape as to their exploration and exploitation conditions.

If at any moment during the term of this agreement THE COMPANY would not fulfil with the obligations assumed by it and specially with those mentioned in this Clause, THE CONCESSIONAIRE will have the right to terminate this agreement under the terms of Clause Tenth hereinbelow, independently of their right to ask an indemnification for damages.

TENTH. Unfulfilment. The unfulfilment of any of the parties with the obligations they assume in this agreement , will grant the other party the right to ask the immediate fulfillment of the non fulfilled obligations. For said purpose, it will have to ask by written to the party in default to fulfil said obligations and if after a ninety days period from the date of delivering said petition, the unfulfilment still exist and no reasonable effort to remedy it has been made, then the affected party will have the right, at its option, to ask in court the fulfillment of the unfulfilled obligations or to terminate this agreement, being entitled in both cases to ask for indemnification for damages,

ELEVENTH. Force majeur. It will not be considered that the parties have incurred in unfulfilment when due to force majeur they will be unable to fulfil with the obligations they assume under this agreement.

It will be considered as force majeur, in an enunciative but not in a limitative way: earthquakes, fires, floods, collapses, riots, rebellions, wars, strikes, revolutions, acts of authority, and, in general, any other fact or act totally out of the will of the parties and of their control and which prevent them to fulfil, totally or partially, with their obligations.

When any of the parties will be affected by force majeur and therefore unable to fulfil with its obligations, it shall notify so to the other party, informing about the estimated time said force majeur will prevent said party to fulfil with its obligations.

If after twelve months from the date in which such force majeur have occurred it prevails, then the other party will have the right to terminate this agreement.

TWELVETH. Total agreement of the parties. This agreement reflects the total agreement between the parties with respect to its purpose, therefore, it cancels and left without effects any other agreements, contracts or letters of intent, executed previously between them with respect to the same purpose.

This agreement will oblige under its terms and conditions to the heirs, assignees or beneficiaries of the parties.

The parties agree to ratify this agreement before a Notary Public and to register it with the Public Registry of Mining in accordance with the provisions of the Mining Law and its Regulations

THIRTEENTH. Notices and notifications. All notices and notifications to be made between the parties in accordance with this agreement, shall be made, by one


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part to the other, either verbally or written, being understood that when it be desired that a notice or notification be on record, it shall be made before a Notary Public.

For the purposes of this agreement the parties hereby set the following addresses:

        THE CONCESSIONAIRE                      THE COMPANY

        Mr. Jose Perez Reynoso                  DON DAVID GOLD, S. A. DE C. V.
        Cerro del Chiquihuite N(degree)22       San Francisco N(degree)656 - 601
        Col. Campestre Churubusco               Col. Del Valle, C.P. 03100
        Mexico, D.     C.P. 04200               Mexico, D. F.

        Tel.: (55) 55 49 63 90                  Tel/Fax: (5) 536-2028

                                                Atn: Mr. Victor Garcia-Jimenez

Any change in the above mentioned addresses shall be notified by one part to the other when it occurs.

FOURTEENTH. Applicable Laws and Courts. For every thing not expressly stipulated in this agreement the parties submit themselves to the applicable laws in Mexico, Federal District, specially to those of the Mining Law, its Regulations, the Federal Duties Law, the Commerce Code and the Civil Code for the Federal District, and they agree to also to submit to the jurisdiction of the competent courts in Mexico City, Federal District, waiving to the jurisdiction of any other courts to which they may be entitled by reason of their present or future domiciles.

This agreement is signed by quadruplicate the 14th day of October, 2002.

THE CONCESSIONAIRE                          THE COMPANY
                                            DON DAVID GOLD, S.A. DE C.V.


/s/ Jose Perez Reynoso                      /s/ Victor Garcia Jimenez
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Mr. Jose Perez Reynoso                      Per: Victor Garcia Jimenez










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